NYSE Euronext Vice Chairman Jerry Putnam Becomes Senior Advisor

--Lawrence Leibowitz to Join NYSE Euronext Management Committee-

New York, Aug. 30, 2007 - Effective today, NYSE Euronext's (NYX) Vice Chairman Jerry Putnam will relinquish his management responsibilities and become a senior advisor to the company on corporate strategy, technology integration and derivative products. He will maintain an office at the NYSE Euronext facility in Chicago, Ill.

Jerry has been a strong partner in our transformation into a publicly held, multi- product global marketplace," said John A. Thain, CEO of NYSE Euronext. "He's a proven leader, entrepreneur and change agent who has helped make our organization more efficient and customer-oriented, with a commitment to innovation and value creation. On behalf of my colleagues and our shareholders, I want to thank Jerry for his numerous contributions to our organization and for continuing to work with us in his new role."

"Some ten years ago I co-founded Archipelago with the goal of making markets more efficient and fair for all investors. Having successfully completed the integration of Archipelago after partnering with the NYSE and having set the technology roadmap for NYSE Euronext, I've effectively accomplished what I had set out to do," Mr. Putnam said. "As a global leader in financial markets, NYSE Euronext is also a technology leader and innovator and has a clear vision for the future. In my advisory role and as a shareholder, I look forward to doing whatever I can to help ensure the ongoing success and growth of the company."

Lawrence Leibowitz, who joined the company as Executive Vice President and Chief Operating Officer, U.S. Products, NYSE Group, Inc., on July 9, 2007, is expected to replace Mr. Putnam on the NYSE Euronext Management Committee upon receipt of regulatory approval. In addition to his current duties, Mr. Leibowitz will assume responsibility for NYSE Euronext's ongoing equities trading platform integration initiative, the company's global technology systems and development, and its U.S. options business.

Prior to his role as Vice Chairman, Mr. Putnam was President and Co-Chief Operating Officer of NYSE Group, Inc. Previously, he was co-Founder, Chairman of the Board of Directors and Chief Executive Officer of Archipelago Holdings, Inc. In 1994, Mr. Putnam founded Terra Nova Trading, L.L.C. and served as its President until 1999. Mr. Putnam has over 25 years of experience in the financial services industry.

About NYSE Euronext
NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on  April 4, 2007 . NYSE Euronext (NYSE Euronext: NYX) operates the world's largest and most liquid exchange group and offers the most diverse array of financial products and services.   NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data.  Representing a combined $30.8 trillion/22.8 trillion euro total market capitalization of listed companies and average daily trading value of approximately $127.0 billion/94.0 billion euro (as of June 29, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext's results to differ materially from current expectations include, but are not limited to: NYSE Euronext's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext's reference document for 2006 ("document de reference") filed with the French Autorite des Marches Financiers (Registered on June 6, 2007 under No. R.07-0089), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorite des Marches Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.